Exhibit 10.42

Execution Version

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of November 21, 2014 (the “Effective Date”), is made by and between Zosano Pharma Corporation, a Delaware corporation (the “Company”), and Eli Lilly and Company, an Indiana corporation (“Purchaser”).

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell and issue to Purchaser, shares of the common stock, $0.0001 par value per share, of the Company (“Common Stock”) having an aggregate purchase price equal to the Purchase Amount (as defined below), concurrently with the consummation of the Company’s first underwritten public offering of its Common Stock (the “IPO”), at a purchase price per share equal to the price per share of Common Stock sold to the public in the IPO (the “IPO Price”) (such IPO consummation time and IPO Price as set forth on the cover of the Final Prospectus (as defined below) to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 (File No. 333-196983), as amended, filed by the Company with the SEC under the Securities Act, relating to the IPO (the “Registration Statement”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to issue and sell to Purchaser the number of shares of Common Stock (the “Shares”) equal to that whole number which, when multiplied by the IPO Price, is equal to (or as close as possible to, but no more than) $15,000,000.00 (or such lesser amount in order to give effect to the proviso at the end of this sentence) (the “Purchase Amount”); provided, however, that in no event shall Purchaser be required to purchase those shares of the Common Stock that would cause Purchaser’s beneficial ownership of the total number of outstanding shares of the Common Stock, pro forma for the consummation of the IPO and the issuance of the Shares pursuant to this Section 1, to be in excess of 18%. Purchaser agrees to purchase the Shares from the Company at the Closing, for an aggregate purchase price equal to the Purchase Amount, free and clear of any liens or encumbrances.

2. Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), the closing of the sale and purchase of the Shares (the “Closing”) shall take place concurrently with the closing of the IPO, remotely via the exchange of documents and signatures, or at such other location as may be agreed upon by the Company and Purchaser. At the Closing, the Company shall issue and deliver to Purchaser or its designated affiliate a certificate for shares of Common Stock, registered in the name of Purchaser or its designated affiliate (or, in the event the Common Stock is issued in an uncertificated form, such other evidence of ownership), in the amount representing the number of Shares, as determined pursuant to Section 1, against payment by Purchaser or its designated affiliate to the Company of the Purchase Amount, in the form of a wire transfer of immediately available funds to a bank account designated by the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement. The Company is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the Company’s financial condition, business or operations.

(b) Capitalization. Immediately prior to the Closing and without giving effect to the issuance, purchase and sale of the Shares, the Company’s capitalization shall be as set forth in the Registration Statement.

(c) Authorization of this Agreement. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action of the Company. The Company has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

(d) Authorization of the Shares. The issuance, sale and delivery of the Shares hereunder by the Company have been duly authorized by all requisite corporate action of the Company, and, when so issued, sold and delivered, the Shares will be validly issued, free and clear of all liens and encumbrances, fully paid and nonassessable, and not subject to preemptive rights of the stockholders of the Company or others.

(e) No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Company for or in connection with the valid and lawful authorization, execution and delivery by the Company of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares, except exemptive filings under applicable securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis.

(f) No Conflict. The Company is not in violation or default in any material respect of any provision of its Certificate of Incorporation or Bylaws, each as amended to date,

or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default or constitute, with or without the passage of time and giving of notice, an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

(g) No Registration. Assuming the accuracy of the representations and warranties of Purchaser in Section 4 herein, the issuance of Shares to Purchaser is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

(h) Financial Reporting Requirements. Following the Closing, (i) a nationally recognized independent certified public accounting firm that is registered and in good standing with the Public Company Accounting Oversight Board will audit the financial statements of the Company for each year and (ii) for so long as Lilly continues to own at least fifty percent (50%) of the Shares it purchases under this Agreement, the Company shall deliver to Lilly the audited annual report within 90 days following the close of the Company’s fiscal year and quarterly unaudited reports of the Company’s operations within 45 days following the close of each of the first three quarters of each fiscal year.

4. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

(a) Purchase for Investment. Purchaser is acquiring the Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b) Unregistered Securities; Legend. Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration, that the certificate(s) for the Shares shall bear a legend as set forth in Section 8(d) (unless and until such legend is removed in accordance with Section 5(b)), and that appropriate stop transfer instructions may be issued. Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent expressed herein.

(c) Status of Purchaser. Purchaser has not been formed for the specific purpose of acquiring the Shares pursuant to this Agreement. Purchaser understands the term

“accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Company that Purchaser is an “accredited investor” for purposes of acquiring the Shares purchasable by it hereunder.

(d) Knowledge and Experience; Economic Risk. Purchaser has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Purchaser is able to bear the economic risk of such investment, including a complete loss of the investment.

(e) Access to Information. Purchaser acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Company concerning the Company and its business and the transactions contemplated by this Agreement, and to obtain any additional information which the Company possesses or can acquire that is necessary to verify the accuracy of the information regarding the Company herein set forth or otherwise desired in connection with Purchaser’s purchase of the Shares purchasable by it hereunder.

(f) Place of Business. Purchaser has listed its principal place of business under its name on the signature page hereto.

(g) Authorization of this Agreement. Purchaser has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

5. Covenants of the Company.

(a) NASDAQ Listing. The Company shall use its reasonable efforts to cause the Common Stock subject to the IPO to be listed on the NASDAQ Global Market at the Closing, subject to official notice of issuance.

(b) Removal of Legends. It is understood and agreed by the Company that the restrictive legends and stop transfer instructions described in Section 4(b) will be removed at the time the Shares are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act, or otherwise in connection with a transfer pursuant to an exemption from registration under the Securities Act.

6. Conditions Precedent to Closing by Purchaser. The obligation of Purchaser to purchase and pay for the Shares at the Closing is subject to the satisfaction (or waiver by Purchaser) at or before the Closing of the following conditions:

(a) Representations and Warranties Correct. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made at the Closing, except for (i) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date) and (ii) those representations and warranties which (x) are qualified as to materiality or (y) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect (which shall be true and correct in all respects as of the Closing).

(b) Closing of IPO. The IPO shall have closed and the underwriters shall have purchased, concurrently with the purchase and sale of the Shares hereunder, the number of shares set forth on the cover of the Final Prospectus at the IPO Price (less any underwriting discounts or commissions) on or before March 31, 2015. “Final Prospectus” means the prospectus of the Company filed pursuant to Rule 424 under the Securities Act that discloses the public offering price, other information included pursuant to Rule 430A and other final terms of the Common Stock and otherwise satisfies Section 10(a) of the Securities Act.

(c) NASDAQ Listing. The Common Stock subject to the IPO shall have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance.

(d) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

7. Conditions Precedent to Closing by the Company. The obligation of the Company to issue and sell the Shares being sold to Purchaser at the Closing is subject to the satisfaction (or waiver by the Company) at or before the Closing of the condition that the representations and warranties made by Purchaser in Section 4 shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made at the Closing.

8. Miscellaneous.

(a) Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

(b) Remedies. In the event that the Company breaches any one or more of its representations, warranties, covenants or agreements set forth in this Agreement, Purchaser may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

(c) Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the parties contained herein shall survive any Closing hereunder. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.

(d) Legend. It is understood that the certificate(s) evidencing the Shares may bear the following legend (or substantially similar legends) until the time set forth in Section 5(b):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN SATISFIED OR THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION, AND FILINGS IN ALL SUCH JURISDICTIONS.”

(e) Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

(f) Notices. All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (i) when delivered in person or duly sent by fax showing confirmation of receipt, (ii) three days after being duly sent by first class mail postage prepaid, or (iii) two days after being duly sent by Federal Express or other recognized express international courier service:

(i)	if to the Company, to:

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, California 94555

Attn: Vikram Lamba, Chief Executive Officer

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attn: Jeffery L. Quillen, Esq.

Fax: (617) 832-7000

(ii)	if to Purchaser, to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, IN 46285

Attn: Office of the Treasurer

(g) Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Company and Purchaser.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf), and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.

(i) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(j) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

(k) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York without regard to its principles of conflicts of laws.

(l) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing Shares transferred to such holder by Purchaser or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

(m) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(n) Termination. This Agreement shall automatically terminate and be of no further effect if the IPO has not closed on or before March 31, 2015. The provisions of Sections 8(a), 8(e) through 8(g), and 8(i) through 8(m) shall survive any termination hereof pursuant to this Section 8(n).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

ZOSANO PHARMA CORPORATION

By:	/s/ Vikram Lamba
Name: Vikram Lamba
Title: President and Chief Executive Officer

ELI LILLY AND COMPANY

By:	/s/ Derica W. Rice

Name: Derica W. Rice

Title: Executive V.P. and Chief Financial

Officer

Address:	Lilly Corporate Center Indianapolis, IN 46285